Exhibit 2(k)(2)

FORM OF NOTICE OF GUARANTEED DELIVERY
FOR SHARES OF CAPITAL STOCK OF THE INDIA FUND, INC.
SUBSCRIBED FOR PURSUANT TO THE PRIMARY SUBSCRIPTION
AND THE OVER-SUBSCRIPTION PRIVILEGE

THE INDIA FUND, INC. RIGHTS OFFERING

As set forth in the Prospectus of The India Fund, Inc. (the “Fund”) under the “The Offer — Method for Exercising Rights” and “— Payment for Shares,” this form or one substantially equivalent hereto may be used as a means of effecting subscription and payment for all shares of the Fund’s capital stock subscribed for by exercise of rights pursuant to the primary subscription and the over-subscription privilege. Such form may be delivered by hand or sent by facsimile transmission, express mail, overnight courier or first class mail to The Colbent Corporation, the subscription agent, and must be received prior to 5:00 p.m. New York City time on [expiration date], 2009.* The terms and conditions of the rights offering set forth in the Prospectus are incorporated by reference herein. Capitalized terms not defined here have the meanings attributed to them in the Prospectus.

THE SUBSCRIPTION AGENT IS:

THE COLBENT CORPORATION

By First Class Mail:	By Express Mail or Overnight Courier:

The Colbent Corporation	The Colbent Corporation
The India Fund, Inc. Rights Offering	The India Fund, Inc. Rights Offering
Attn: Corporate Actions	Attn: Corporate Actions
P.O. Box 859208	161 Bay State Road
Braintree, MA 02185-9208	Braintree, MA 02184-5203

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS, OR TRANSMISSION OF
INSTRUCTIONS VIA A TELECOPY OR FACSIMILE NUMBER,
OTHER THAN AS SET FORTH ABOVE, DOES NOT CONSTITUTE A VALID DELIVERY

The New York Stock Exchange member firm or bank or trust company which completes this form must communicate the guarantee and the number of shares subscribed for under both the primary subscription and the over-subscription privilege to The Colbent Corporation and must deliver this Notice of Guaranteed Delivery guaranteeing delivery prior to 5:00 p.m., New York City time, on [expiration date], 2009 of (i) payment in full for all subscribed shares and (ii) a properly completed and executed Subscription Certificate to The Colbent Corporation.* The Subscription Certificate and full payment must then be delivered by 5:00 p.m., New York City time, on [payment date], 2009* to The Colbent Corporation. Failure to do so will result in a forfeiture of the rights.

* Unless extended by the Fund.

GUARANTEE

The undersigned, a member firm of the New York Stock Exchange or a bank or trust company guarantees delivery to The Colbent Corporation by 5:00 p.m., New York City time, on [payment date], 2009 (unless extended) of (i) a properly completed and executed Subscription Certificate and (ii) payment of the full subscription price for shares subscribed for on primary subscription and pursuant to the over-subscription privilege, if applicable, as subscription for such shares is indicated herein or in the Subscription Certificate.

A.	Primary Subscription	(Number Of Primary Subscription Shares of Which You Are Guaranteeing Delivery Of Rights And Payment) (Rounded Down to Nearest Whole Share)	×	$[ ] (Estimated Subscription Price)	=	$ (Estimated Payment to Be Made in Connection with the Primary Subscription Shares)
B.	Over-Subscription Privilege	(Number of Over-Subscription Shares of Which You Are Guaranteeing Delivery Of Payment)	×	$[ ] (Estimated Subscription Price)	=	$ (Estimated Payment to Be Made in Connection with the Over-Subscription Shares)

TOTAL NUMBER OF RIGHTS
TO BE DELIVERED:

TOTAL AMOUNT ENCLOSED: $

Method of Delivery of Rights (circle one)

A. through The Depository Trust Company (“DTC”)**

B. direct to The Colbent Corporation, as Subscription Agent

Name of Firm:	Authorized Signature:

Address:	Title:

City, State and ZIP:	Name:
(Please Type or Print)

Name of Registered Holder
(If Applicable):

Telephone Number:	Date:

 ** If the rights are to be delivered through DTC, a representative of The Colbent Corporation will phone you with a protect identification number, which needs to be communicated by you to DTC.